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                                                                    Exhibit 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated February 19, 1999 relating to the balance sheet of Telefonica, Servicios y Contendios por la Red, S.A. and to the related statements of income, cash-flows and changes in shareholders' equity for the year then ended, included in the Prospectus constituting part of this Registration Statement. We further consent to all references to our Firm in this Prospectus and Registration Statement, and to the filing of this consent as an exhibit thereto.


Madrid, November 15, 1999




                                                            BDO Audiberia



                                                            /s/ Alfonso Osorio
                                                            Alfonso Osorio
                                                            Partner